Exhibit 99.2

FIRST QUARTER 2015

supplemental Operating & Finanical Data

Table of Contents

Pages

ABOUT SWAY 1-6

FINANCIAL INFORMATION

Selected Financial & Other Information 7

Consolidated Balance Sheets 8

Consolidated Statements of Operations 9

FFO & Core FFO 10

NOI and Same Store Growth 11

CAPITAL MARKETS 12

PORTFOLIO INFORMATION

Total Rental Homes Portfolio 13

Leasing Statistics 14

NPL Portfolio 15

TRANSACTION ACTIVITY

Acquisitions 16

DEFINITIONS AND RECONCILIATIONS 17-19

ABOUT SWAY

Q1 2015 Highlights

STARWOOD WAYPOINT RESIDENTIAL TRUST

Compelling Financials	▪ Single Family Rental ("SFR") revenue increased 13.2% to $42.0 million in Q1 from $37.1 million in Q4 2014 ▪ Core funds from operations ("Core FFO") increased 34.0% to $0.59 per share in Q1 from $0.44 per share reported in Q4 2014[1] ▪ Achieved Q1 stabilized portfolio net operating income ("NOI") margin of 64.4% [1][2] ▪ Same store NOI growth of 3.5% Q1 2015 vs Q1 2014[1]
Attractive Home Purchases	▪ Acquired 764 SFR homes for approximately $136.3 million[2] ▪ Underwriting at average gross yield of 10.8%[3] ▪ Converted 33 homes from non-performing loan ("NPL") portfolio to SFR portfolio for a total of 91 homes converted since inception
NPL Sales and Resolutions	▪ Modified 77 NPLs that are performing at 8.8% current yield[4] ▪ Weighted average return for 141 NPLs resolved and sold was 1.33x[5][6] ▪ For all NPLs acquired since 2012, 47% are resolved
Strong Renter Demand	▪ 89.1% portfolio-wide lease percentage at March 31, 2015 ▪ 95.0% leased for homes owned 180 days or longer at March 31, 2015 ▪ 98.8% leased for homes 90 days past rent ready at March 31, 2015

(1) Core FFO, NOI and same store NOI are non-generally accepted accounting principles ("GAAP") measures. For explanations of these measures and reconciliations to the applicable GAAP measures, please refer to the "FFO & Core FFO" and "Definitions and Reconciliations" pages of this presentation.
(2) Inclusive of acquisition and actual & expected renovation costs
(3) Gross yield is calculated by dividing the annualized estimated average rent per home by the aggregate investment.
(4) Yield is defined as principal and interest payments as a percentage of purchase price.
(5) Defined as proceeds (net of selling costs but before conversion costs) divided by purchase price.
(6) Excludes 177 resolved real-estate owned ("REOs") that have not been sold or converted to SFRs and bulk sale of 171 loans and one individual loan sale in Q1.

1

ABOUT SWAY

Strong Growth and Operating Efficiencies

SFR Rental Revenue (in millions) Core FFO(1)

$45.0 $ 42.0 $ 0.70

$40.0 $37.1 $ 0.60 $ 0.59

$35.0 $30.4 $ 0.50 $ 0.44

$30.0 $ 0.40

$23.6

$25.0 $ 0.30

$20.0 $ 0.20 $ 0.16

$13.8

$15.0 $ 0.10 $ 0.08

$10.0 $ 0.00

$5.0 -$ 0.10

$0.0 -$ 0.20 -$ 0.14

Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015

Stabilized Portfolio NOI Margin(1) G&A(2) as % Total Assets

70.0%

60.0% 1.6% 1.50%

50.0% 1.4%

1.2%

40.0% 1.0% 0.92%

30.0% 57.6% 65.1% 68.2% 62.8% 64.4% 0.8% 0.71% 0.66% 0.52%

0.6%

20.0% 0.4%

10.0% 0.2%

0.0%

0.0% Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015

Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015

(1) Core FFO and NOI margin are non-GAAP measures. For explanations of these measures and reconciliations to the applicable GAAP measures, please refer to the “FFO & Core FFO” and “Definitions and Reconciliations” pages of this presentation.

(2) Annualized quarterly G&A expense divided by the quarter ended total assets.

ABOUT SWAY

Higher Lease Percentages

STARWOOD WAYPOINT RESIDENTIAL TRUST

Total SFRs and NPLs(1)(2)


NPL
SFR
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
2,095
7,204
3,080
9,122
4,695
10,428
4,389
11,417
3,920
12,217
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015

% Leased: Total Rental Portfolio


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
76.6%
77.5%
81.8%
83.8%
89.1%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015

% Leased: Homes Owned 180 Days or Longer


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
90.4%
94.9%
94.2%
93.4%
95.0%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015

% Leased: Homes 90 Days Past Rent Ready(3)


100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.3%
98.8%
99.0%
98.6%
98.8%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015

(1) Excludes 1,151, 909, 695, 285, and 154 homes that we do not intend to hold for the long term as of March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively. Also, please refer to the "Definitions and Reconciliations" pages for "Units" as a measure of SFR count.

(2) Excludes 115, 232, 280 and 277 unsecured, second and third lien NPLs as of March 31, 2015, December 31,2014, September 30, 2014 and June 30, 2014, respectively.

(3) References to "rent ready homes" refer to homes that have both completed renovations and been deemed, pursuant to an inspection from one of our agents, to be in a condition to be rented. Our policy is to have the agent perform this inspection promptly after the renovations have been completed.

3

ABOUT SWAY

NPL Resolution Activity

Total NPL Resolutions(1)(2)% Resolutions by Year of Acquisition(3)(4)

395

345

2012 76%

271

190 2013 70%

156

2014 34%

Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 0% 10% 20% 30% 40% 50% 60% 70% 80%

(1) Does not include repurchases, resolutions initiated prior to closing, and trailing deeds. Q1 2015 resolutions exclude a bulk sale of 171 loans and one individual loan sale.

(2) Of the 2,716 total NPL resolutions acquired since 2012, 1,357 were resolved during the period Q1 2014 through Q1 2015 which are broken out by quarter in the left graph above. The remaining 1,359 NPLs were resolved prior to Q1 2014.

(3) A total of 3,735 NPLs, 1,538 NPLs ,and 485 NPLs were acquired in 2014, 2013, and 2012, respectively. No NPLs were acquired in Q1 2015. (4) Percent of loans acquired in 2014 and resolved at year-end 2014 adjusted downward to 30% (from 35% as reported in Q4 2014).

ABOUT SWAY

NPL Performance at or Above Estimates

STARWOOD WAYPOINT RESIDENTIAL TRUST™

Resolutions by Type: Q1 2015


Performing[1]
77
Non-Foreclosure[2]
23
Foreclosure[3]
295

Returns by Resolution Type: Q1 2015


Foreclosed and Sold[3][4]
118
Performing[1]
77
Non-Foreclosure[2]
23

Target Allocation %	Estimated Average Timing	Q1 2015 Actual[5]
Performing[1] (~10-15% of loans)	7 – 16 months	10.7 months
Non-Foreclosure[2] (~5-10% of loans)	7 – 15 months	13.0 months
Foreclosures[3] (~75-85% of loans)	12 – 21 months	12.9 months

	Estimated Total Return[6][7]	Q1 2015 Actual Total Return[7]
Performing[1]	~ 1.20 – 1.45x	8.8% current yield[8]
Non-Foreclosure[2]	~ 1.25 – 1.35x	1.41x
Foreclosed and Sold[3][4]	~ 1.20 – 1.30x	1.31x

(1) Defined as NPLs that were either modified or reinstated and were performing as of the end of the reported quarter. Loans are less than 60 days past due.
(2) Includes paid-in-full, short payoff, sold notes and short sales. Does not include bulk sale of 171 loans and one individual loan sale in Q1 which had an average time to resolution of 23.9 months.
(3) Includes auction and REO assets (including rental conversions).
(4) Actual Total Return includes Auction and Sold REO assets.
(5) Average time to resolution could lengthen during the life of the NPL portfolio.
(6) Estimated return multiples are meant to illustrate an estimated return/timing for a standard NPL resolution of a single asset. Ranges are affected by the equity percentage of each asset as well as other factors.
(7) Defined as proceeds (net of selling costs but before conversion costs) divided by purchase price.
(8) As of March 31, 2015, no performing loans had been sold. Yield is defined as principal and interest payment as a percentage of purchase price.

5

ABOUT SWAY

Financing Overview

2015 Financing Activity(1) Total Capacity(1)

(in millions)

Unrestricted Cash(2)

$2.4B Total $64.4 million

$2,400

$2,200 $502.5 SFR securitization

$2,000 $1.8B Total Capacity:

Second convertible bond $575.3 million

$1,800 $172.5

$1,600 $230.0 First convertible bond $502.5

$1,400

$1,200 $500.0 NPL credit facility $172.5

$1,000 $230.0

$800 Drawn & Used:

$423.0 $1,765.3 million

$600 SFR credit facility

$1,000.0

$400

$501.7

$200

$0

Total Capacity Drawn

(1) As of March 31, 2015. Total Capacity figures reflect both SFR and NPL activity.

(2) Please refer to “Definitions and Reconciliations” pages of this presentation for a definition of unrestricted cash.

FINANCIAL INFORMATION

Selected Financial & Other Information

STARWOOD WAYPOINT RESIDENTIAL TRUST™

(in thousands, except share and per share data)	Three Months Ended March 31, 2015 *(unaudited)*
Total revenues	$ 61,997
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (7)
Core FFO[1]	$ 22,461
Per common share - basic and diluted	
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (0.00)
Core FFO per weighted-average FFO share[1]	$ 0.59
Dividends declared per common share	$ 0.14
Weighted-average shares outstanding - basic and diluted	37,821,364
Stabilized Portfolio NOI Margin[2]	64.4%

	As of March 31, 2015	As of December 31, 2014
Home Count:		
Stabilized homes[3]	10,970	9,754
Non-stabilized homes	1,247	1,663
Total Homes[4]	12,217	11,417
Leased Percentages		
Stabilized homes[5]	96.8%	95.6%
Homes 90 days past rent ready	98.8%	98.6%
Homes owned 180 days or longer	95.0%	93.4%
Total rental portfolio[4]	89.1%	83.8%

(1) Please refer to the "Definitions and Reconciliations" pages of this presentation for a definition of Core FFO. Core FFO is a non-GAAP measure. For a reconciliation of Core FFO to net loss attributable to Starwood Waypoint Residential Trusts' shareholders determined in accordance with GAAP, please refer to the "FFO & Core FFO" page of this presentation.
(2) Stabilized portfolio NOI margin is a non-GAAP measure. For a reconciliation of stabilized portfolio NOI margin to net loss attributable to Starwood Waypoint Residential Trust shareholders determined in accordance with GAAP, please refer to the "Definitions and Reconciliations" pages of this presentation.
(3) Please refer to the "Definitions and Reconciliation" pages of this presentation for a definition of stabilized homes.
(4) Excludes 1,151 and 909 homes that we do not intend to hold for the long term as of March 31, 2015 and December 31, 2014, respectively.
(5) SWAY targets leased percentages on stabilized homes to be in the range of 94% to 96%.

7

FINANCIAL INFORMATION

Consolidated Balance Sheets

As of

(in thousands) March 31, 2015 December 31, 2014

(unaudited)

ASSETS

Investments in real estate

Land $ 385,792 $ 359,889

Building and improvements 1,753,111 1,619,622

Total investment in properties 2,138,903 1,979,511

Less accumulated depreciation(57,134)(41,563)

Investment in real estate properties, net 2,081,769 1,937,948

Real estate held for sale, net 52,652 32,102

Total investments in real estate, net 2,134,421 1,970,050

Non-performing loans 109,911 125,488

Non-performing loans held for sale—26,911

Non-performing loans (fair value option) 489,505 491,790

Resident and other receivables, net 8,873 17,270

Cash and cash equivalents 85,178 175,198

Restricted cash 62,309 50,749

Deferred financing costs, net 32,289 34,160

Asset-backed securitization certificates 26,553 26,553

Other assets 16,273 17,994

Total assets $ 2,965,312 $ 2,936,163

LIABILITIES AND EQUITY

Liabilities:

Credit facilities $ 924,683 $ 895,488

Asset-backed securitization, net 526,935 526,816

Convertible senior notes, net 365,436 363,110

Accounts payable and accrued expenses 50,343 52,457

Resident security deposits and prepaid rent 21,039 17,857

Total liabilities 1,888,436 1,855,728

Equity:

Starwood Waypoint Residential Trust equity:

Common shares, at par 382 378

Additional paid-in capital 1,135,162 1,133,239

Accumulated deficit(59,154)(53,723)

Accumulated other comprehensive loss(139)(70)

Total Starwood Waypoint Residential Trust equity 1,076,251 1,079,824

Non-controlling interests 625 611

Total equity 1,076,876 1,080,435

Total liabilities and equity $ 2,965,312 $ 2,936,163

FINANCIAL INFORMATION

Consolidated Statements of Operations

Three Months Ended March 31,

(in thousands, except share and per share data) 2015 2014

(unaudited)

Revenues

Rental revenues, net $ 41,983 $ 13,765

Other property revenues 1,294 479

Realized gain on non-performing loans, net 10,171 1,843

Realized gain on loan conversions, net 8,549 5,414

Total revenues 61,997 21,501

Expenses

Property operating and maintenance 11,325 6,032

Real estate taxes and insurance 8,665 3,143

Mortgage loan servicing costs 9,995 4,882

Non-performing loan management fees and expenses 3,566 2,415

General and administrative 3,858 5,370

Share-based compensation 1,927 329

Investment management fees 4,781 2,757

Separation costs—3,543

Acquisition fees and other expenses 363 261

Interest expense, including amortization 17,617 1,500

Depreciation and amortization 18,008 5,473

Finance-related expenses and write-off of loan costs 544 -

Impairment of real estate 219 834

Total expenses 80,868 36,539

Loss before other income, income tax expense and non-controlling interests(18,871)(15,038)

Other income (expense)

Realized loss on sales of investments in real estate, net(536)(145)

Unrealized gain on non-performing loans, net 19,957 -

Loss on derivative financial instruments, net(211) -

Total other income (expense) 19,210(145)

Income (Loss) before income tax expense and non-controlling interests 339(15,183)

Income tax expense 225 135

Net income (loss) 114(15,318)

Net (income) loss attributable to non-controlling interests(121) 10

Net loss attributable to Starwood Waypoint Residential Trust shareholders $(7) $(15,308)

Net loss per common share—basic and diluted $(0.00) $(0.39)

Dividends declared per common share $ 0.14 $ -

Weighted-average shares outstanding—basic and diluted 37,821,364 39,110,969

FINANCIAL INFORMATION

FFO & Core FFO

Three Months Ended March 31,

(in thousands, except share and per share data) 2015 2014

(unaudited)

Reconciliation of net loss to FFO(1)(2)

Net loss attributable to Starwood Waypoint Residential Trust shareholders $ (7) $ (15,308)

Add (deduct) adjustments from net loss to get to FFO:

Depreciation and amortization on real estate assets 18,008 5,473

Gain on sales of previously depreciated investments in real estate (246) -

Non-controlling interests 121 (10)

Subtotal - FFO 17,876 (9,845)

Add (deduct) adjustments to FFO to get to Core FFO:

Share-based compensation 1,927 -

Separation costs - 3,543

Acquisition fees and other expenses 363 815

Adjustments for derivative instruments, net 111 -

Non-cash interest expense related to amortization on convertible senior notes 2,184 -

Core FFO $ 22,461 $ (5,487)

Core FFO per share $ 0.59 $ (0.14)

Dividends declared per common share $ 0.14 $ -

Weighted average shares - basic and diluted 37,821,364 39,110,969

Contributions to Core FFO per share by segment

SFR $ 0.08 $ (0.09)

NPL $ 0.51 $ (0.05)

Total Core FFO per share $ 0.59 $ (0.14)

(1) Please refer to the “Definitions and Reconciliations” pages of this presentation for definitions of FFO and Core FFO. Core FFO is a non-GAAP measure.

(2) Commencing with the three months ended June 30, 2014, we changed our definition of Core FFO to include adjustments related to share-based compensation and exclude adjustments related to acquisition pursuit costs. The figures shown for the three months ended March 31, 2015 reflect these changes, however, the figures shown for the corresponding period in 2014 remain as reported in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014.

FINANCIAL INFORMATION

NOI and Same Store Growth

STARWOOD WAYPOINT RESIDENTIAL TRUST

NOI[1]	Three Months Ended March 31, 2015			
	SFR			
(in thousands, unaudited)	Stabilized Portfolio	Non-Stabilized Portfolio	NPL	Total
Revenues				
Rental revenues, net	$ 41,983	$ -	$ -	$ 41,983
Less allowance for doubtful accounts[2]	(708)	-	-	(708)
Total rental revenues as adjusted	41,275	-	-	41,275
Other property revenues	1,294	-	-	1,294
Realized gain on non-performing loans, net	-	-	10,171	10,171
Realized gain on loan conversions, net	-	-	8,549	8,549
Unrealized gain on non-performing loans, net	-	-	19,957	19,957
Total revenues as adjusted	42,569	-	38,677	81,246
Expenses				
Property operating expenses[3]	15,993	3,289	-	19,282
Mortgage loan servicing costs	-	-	9,995	9,995
Total expenses	15,993	3,289	9,995	29,277
Total NOI	$ 26,576	$ (3,289)	$ 28,682	$ 51,969
Stabilized portfolio NOI margin[4]	64.4%			

Same Store Growth[5]		Year over Year Growth Q1 2015 vs. Q1 2014		
	Total Number of Homes	Revenues	Operating Expenses	NOI[1]
Total	1,811	-2.3%	-10.1%	3.5%

(1) Total Stabilized Portfolio NOI, Total Non-Stabilized Portfolio NOI, Total NPL NOI, Total NOI and Same Store Growth are non-GAAP measures. For a reconciliation of these non-GAAP measures to net loss attributable to Starwood Waypoint Residential Trust shareholders determined in accordance with GAAP, please refer to the "Definitions and Reconciliations" pages of this presentation.

(2) Allowance for doubtful accounts ("bad debt") is included in property operating and maintenance experiences in the consolidated statements of operations in accordance with GAAP. However, we believe bad debt represents revenue lost and not an operating expense to the portfolio so for purposes of calculating margins we treat bad debt as a reduction of revenue.

(3) Property operating expenses are defined as property operating and maintenance expenses plus real estate taxes and insurance less bad debt.

(4) Margin is calculated as total stabilized portfolio NOI divided by total rental revenues, as adjusted.

(5) For an explanation of Same Store Growth, please refer to the "Definitions and Reconciliations" pages of this presentation.

11

Capital Markets

STARWOOD WAYPOINT RESIDENTIAL TRUST™

As of March 31, 2015 (*in thousands, except share and per share data*)

Debt Maturities[1]	Debt					
	Credit Facility - SFR	Credit Facility - NPL	Securitization[2]	Convertible Notes - 2019 Convertible Note	Convertible Notes - 2017 Convertible Note	Total
2015	$ -	$ -	$ -	$ -	$ -	$ -
2016	-	422,972	-	-	-	422,972
2017	-	-	-	-	172,500	172,500
2018	501,711	-	-	-	-	501,711
2019	-	-	-	230,000	-	230,000
Thereafter	-	-	529,011	-	-	529,011
Total	$ 501,711	$ 422,972	$ 529,011	$ 230,000	$ 172,500	$ 1,856,194
Weighted average or coupon rate	3.10%	3.15%	2.50%	3.00%	4.50%	3.06%
Weighted average remaining maturity in years	2.8	1.5	4.8	4.3	2.5	3.2

Market equity			
Security	**Shares**	**Price**	**Value**
Common shares	37,849,011	$ 25.85	$ 978,397
NAV[3]	37,849,011	$ 33.04	$ 1,250,350

Debt Metrics	
Total debt to total gross assets[4][5]	61.1%
Net debt to total estimated fair value of assets[4][5]	59.2%

(1) Maturity dates include extension terms.
(2) Amount includes a principle-only bearing subordinate Certificate, Class G, in the amount of $26.6 million, retained by Starwood Waypoint Residential Trust.
(3) NAV is a non-GAAP measure. For an explanation of this measure and a reconciliation to the applicable GAAP measure, please refer to the "Definitions and Reconciliations" pages of this presentation.
(4) Total debt to total gross assets excludes the principle bearing subordinated Certificate, Class G, of $26.6 million, as noted in footnote 2 above.
(5) For definitions of, gross assets, net debt, and estimated fair value of assets please refer to the "Definitions and Reconciliations" pages of this presentation.

12

PORTFOLIO INFORMATION

Total Rental Homes Portfolio – March 31, 2015

STARWOOD WAYPOINT RESIDENTIAL TRUST™

Markets	Stabilized Homes	Non-Stabilized Homes	Total Homes(1)(2)	Total Homes Leased (%)	Average Acquisition Cost per Home	Average Investment per Home(3)	Aggregate Investment (in millions)	Average Home Size (sq. ft.)	Weighted Average Age (year)	Average Monthly Rent Per Leased Home(4)
Atlanta	2,446	79	2,525	93.8%	$ 100,227	$ 125,210	$ 316.2	1,925	22	$ 1,189
South Florida	2,092	304	2,396	87.1%	$ 138,225	$ 174,453	418.0	1,582	45	$ 1,602
Houston	1,407	238	1,645	84.5%	$ 130,724	$ 146,765	241.4	2,049	26	$ 1,520
Tampa	1,271	111	1,382	89.7%	$ 103,074	$ 122,038	168.7	1,454	40	$ 1,244
Dallas	1,189	177	1,366	89.2%	$ 139,281	$ 158,395	216.4	2,130	21	$ 1,552
Denver	523	148	671	81.5%	$ 197,969	$ 224,222	150.4	1,586	32	$ 1,748
Chicago	587	74	661	90.3%	$ 120,058	$ 149,004	98.5	1,560	39	$ 1,652
Orlando	473	69	542	89.7%	$ 115,883	$ 140,869	76.3	1,592	38	$ 1,298
Southern California	429	41	470	88.7%	$ 239,392	$ 252,469	118.7	1,635	37	$ 1,811
Northern California	264	6	270	96.3%	$ 214,334	$ 228,044	61.6	1,504	45	$ 1,725
Phoenix	247	-	247	96.4%	$ 139,532	$ 158,345	39.1	1,543	40	$ 1,187
Las Vegas	42	-	42	92.9%	$ 156,411	$ 167,582	7.0	1,966	28	$ 1,299
Total/Average	**10,970**	**1,247**	**12,217**	**89.1%**	**$ 132,474**	**$ 156,526**	**$ 1,912.3**	**1,763**	**33**	**$ 1,453**

Status	Total Homes(1)(2)	Total Homes Leased (%)	Average Acquisition Cost	Average Investment per Home(3)	Aggregate Investment (in millions)	Average Home Size (sq. ft.)	Weighted Average Age (year)	Leased Rent
Stabilized	10,970	96.8%	$ 130,068	$ 153,998	$ 1,689.4	1,753	33	$ 1,448
Non-Stabilized	1,247	21.2%	$ 153,640	$ 178,763	222.9	1,847	33	$ 1,631
Total/Average	**12,217**	**89.1%**	**$ 132,474**	**$ 156,526**	**$ 1,912.3**	**1,763**	**33**	**$ 1,453**

(1) Excludes 1,151 homes that we do not intend to hold for the long-term.

(2) Effective January 1, 2015, we measure homes by the number of rental units as compared to our previous measure by number of properties. Although historically we have primarily invested in SFRs, and expect to do so in the foreseeable future, this change takes into account our investments in multi-family properties and, we believe, provides a more meaningful measure to investors.

(3) Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and we may acquire homes in the future with different characteristics that result in higher renovation costs. As of March 31, 2015, the average actual renovation costs per acquired home were approximately $25,500.

(4) Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concession and incentives (i.e. free rent, Waypoints). To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on our average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased homes.

13

PORTFOLIO INFORMATION

Leasing Statistics – March 31, 2015

Homes 90 Days Past Rent Ready Homes Owned 180 Days or Longer

Average Average

Total Monthly Monthly

Number of Number of Percent Rent per Number of Percent Rent per

Markets Homes(1)(2) Homes Leased Leased Home(3) Homes Leased Leased Home(3)

Atlanta 2,525 2,058 98.7% $ 1,187 2,430 94.9% $ 1,181

South Florida 2,396 1,462 99.8% $ 1,562 2,011 95.5% $ 1,591

Houston 1,645 1,083 96.7% $ 1,517 1,431 91.8% $ 1,512

Tampa 1,382 1,058 99.7% $ 1,244 1,156 95.4% $ 1,235

Dallas 1,366 942 99.3% $ 1,537 1,056 96.3% $ 1,520

Denver 671 337 98.2% $ 1,722 482 94.4% $ 1,751

Chicago 661 549 99.1% $ 1,654 553 97.1% $ 1,657

Orlando 542 400 99.8% $ 1,297 401 98.0% $ 1,296

Southern California 470 389 95.9% $ 1,806 422 92.7% $ 1,782

Northern California 270 231 100.0% $ 1,751 254 97.2% $ 1,748

Phoenix 247 224 100.0% $ 1,186 247 96.4% $ 1,187

Las Vegas 42 37 100.0% $ 1,295 42 92.9% $ 1,299

Total/Average 12,217 8,770 98.8% $ 1,432 10,485 95.0% $ 1,439

Homes 90 Days Past Rent Ready Homes Owned 180 Days or Longer

102.0%

100.0% 98.7% 99.8% 99.7% 99.3% 99.1% 99.8% 100.0% 100.0% 100.0%

98.2% 98.0%

98.0% 96.7% 97.1% 97.2% 96.4%

95.5% 95.4% 96.3% 95.9%

96.0% 94.9% 94.4%

94.0% 92.7% 92.9%

91.8%

92.0%

90.0%

88.0%

86.0%

84.0%

82.0%

Atlanta South Florida Houston Tampa Dallas Denver Chicago Orlando Southern Northern Phoenix Las Vegas

California California

(1) Excludes 1,151 homes that we do not intend to hold for the long-term.

(2) Effective January 1, 2015, we measure homes by the number of rental units as compared to our previous measure by number of properties. Although historically we have primarily invested in SFRs, and expect to do so in the foreseeable future, this change takes into account our investments in multi-family properties and, we believe provides a more meaningful measure to investors.

(3) Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concession and incentives (i.e. free rent, Waypoints). To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on our average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased homes.

PORTFOLIO INFORMATION

NPL Portfolio – March 31, 2015

State	Loan Count[1][2]	Total Purchase Price (in millions)	Total UPB[3] (in millions)	Total BPO[3] (in millions)	Purchase Price as % of UPB	Purchase Price as % of BPO	Weighted Average LTV[3][4]
Florida	753	$ 95.5	$ 178.2	$ 154.8	53.6%	61.7%	98.2%
Illinois	376	49.3	78.5	73.5	62.8%	67.1%	226.6%
California	304	91.2	121.6	140.5	75.0%	64.9%	134.6%
New York	213	45.3	70.6	81.8	64.1%	55.3%	130.4%
Arizona	189	16.8	28.7	24.0	58.5%	69.7%	132.8%
Wisconsin	167	14.6	20.0	23.5	73.0%	62.2%	124.9%
Indiana	164	11.7	16.1	16.9	72.7%	69.2%	110.7%
Maryland	156	30.5	45.5	38.1	67.0%	80.0%	114.0%
New Jersey	148	23.4	38.7	36.1	60.5%	64.9%	138.7%
Pennsylvania	123	11.7	17.8	16.8	65.9%	69.9%	126.1%
Georgia	106	11.9	18.7	16.8	63.6%	70.8%	104.0%
Other	1,221	147.7	209.4	210.8	70.5%	70.1%	117.6%
Totals	**3,920**	**$ 549.6**	**$ 843.8**	**$ 833.6**	**65.1%**	**65.9%**	**124.0%**

Status	Loan Count[1][2]	Total Purchase Price ($ in millions)	Total UPB ($ in millions)	Total BPO ($ in millions)	Purchase Price as % of UPB	Purchase Price as % of BPO	Weighted Average LTV[3]
Foreclosure	2,688	$ 381.8	$ 607.1	$ 572.2	62.9%	66.7%	130.2%
Performing	852	116.9	162.9	187.5	71.8%	62.4%	103.9%
Delinquent	380	50.9	73.8	73.9	68.9%	68.8%	117.6%
Total/Average	**3,920**	**$ 549.6**	**$ 843.8**	**$ 833.6**	**65.1%**	**65.9%**	**124.0%**

(1) Represents first liens on 3,810 homes and 110 parcels of land.
(2) Excludes 225 unsecured, second and third lien NPLs with an aggregate purchase price of $1.6 million.
(3) UPB: Unpaid Principle Balance; BPO: Broker Pricing Opinion; LTV: Loan To Value
(4) Weighted average LTV is based on the ratio of UPB to BPO weighted by UPB for each state.

15

TRANSACTION ACTIVITY

Acquisitions – Three Months Ended March 31, 2015

STARWOOD WAYPOINT RESIDENTIAL TRUST

SFRs by Market	Homes[(1)]	Average Home Size (sq. ft.)	Average Acquisition Cost per Home	Average Estimated Upfront Renovation Cost per Home	Average Estimated Investment per Home[(2)]	Aggregate Investment (in millions)	Estimated Average Monthly Rent per Home[(3)]
South Florida	182	1,577	$ 152,561	$ 34,347	$ 186,908	$ 34.0	$ 1,692
Dallas	127	2,288	$ 168,246	$ 16,428	$ 184,674	23.5	$ 1,714
Tampa	105	1,465	$ 118,353	$ 20,916	$ 139,269	14.6	$ 1,330
Denver	80	1,639	$ 220,142	$ 15,942	$ 236,084	18.9	$ 1,765
Houston	71	1,977	$ 146,154	$ 18,436	$ 164,590	11.7	$ 1,637
Orlando	66	1,530	$ 114,305	$ 30,112	$ 144,417	9.5	$ 1,316
Chicago	51	1,526	$ 121,892	$ 25,136	$ 147,028	7.5	$ 1,626
Atlanta	35	2,274	$ 160,846	$ 14,224	$ 175,070	6.1	$ 1,459
Southern California	14	1,645	$ 302,809	$ 23,671	$ 326,480	4.6	$ 2,298
Total/Avg SFR Acquisitions	**731**	**1,757**	**$ 154,826**	**$ 23,552**	**$ 178,378**	**$ 130.4**	**$ 1,608**
Total NPLs Converted to SFRs[(4)]	33	1,640	$ 165,887	$ 11,475	$ 177,362	5.9	$ 1,488
Total/Avg	**764**	**1,752**	**$ 155,304**	**$ 23,030**	**$ 178,334**	**$ 136.3**	**$ 1,604**

(1) Effective January 1, 2015, we measure homes by the number of rental units as compared to our previous measure by number of properties. Although historically we have primarily invested in SFRs, and expect to do so in the foreseeable future, this change takes into account our investments in multi-family properties and, we believe provides a more meaningful measure to investors.

(2) Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and we may acquire homes in the future with different characteristics that result in higher renovation costs.

(3) Estimated average monthly rent per home represents (a) for vacant homes, management's estimates of what rent would be generated if such homes were leased based on rents estimated by examining multiple rent data sources (such as realized rents for comparable homes in neighborhood, a proprietary rent setting algorithm, third-party vendors, etc.) and using localized knowledge to establish rent for a given property and (b) for leased homes, average monthly contractual rent. No assurance can be given that these estimates will prove to be accurate, and you should not place undue reliance on them.

(4) NPLs converted to portfolio homes during the quarter across various markets.

16

Definitions and Reconciliations

Estimated Fair Value of Assets. Estimated fair value of assets is both estimated SFR value and estimated NPL value, refer to the calculation below.

Estimated NAV. We define Estimated NAV as the estimated value of all assets net of liabilities. To calculate the Estimated NAV, the historical net investments in real estate and NPLs at carrying value are deducted from total shareholders' equity and the Estimated SFR Value and NPL Value are added (see table below). The costs of selling properties in the portfolio, including commissions and other related costs are not deducted for the purpose of calculating the Estimated SFR Value and Estimated NAV. Further, future promoted interests on the NPL portfolio are not deducted for the purpose of calculating Estimated SFR & NPL Value and Estimated NAV. We consider Estimated NAV to be an appropriate supplemental measure as it illustrates the estimated imbedded value in our SFR portfolio and NPL portfolio that is carried on our balance sheet primarily at cost. The Estimated SFR Value, Estimated NPL Value and Estimated NAV are non-GAAP financial measures. However, they are provided for informational purposes to be used by investors in assessing the value of the assets. A reconciliation of total shareholders' equity to Estimated NAV is provided below.

(in thousands, except share and per share data)	March 31, 2015	
	Amount	Per Share
	(unaudited)	
Investments in real estate properties, gross	$ 2,138,903	$ 56.51
Less accumulated depreciation	(57,134)	(1.51)
Add real estate held for sale, net	52,652	1.39
Investments in real estate, net	2,134,421	56.39
Add increase in estimated fair value of investments in real estate	374,819	9.90
Less estimated renovation reserve[1]	(228,809)	(6.04)
Estimated SFR Value	2,280,431	60.25
Non-performing loans	109,911	2.90
Non-performing loans (fair value option)	489,505	12.93
Add increase in estimated fair value of non-performing loans	65,153	1.72
Estimated NPL Value	664,569	17.55
Estimated SFR & NPL Value	$ 2,945,000	$ 77.80
Total shareholders' equity	$ 1,076,251	$ 28.44
Less unamortized debt discount on convertible senior notes	(37,064)	(0.98)
Less investments in real estate, net	(2,134,421)	(56.39)
Less non-performing loans	(109,911)	(2.90)
Less non-performing loans (fair value option)	(489,505)	(12.93)
Add estimated SFR & NPL value	2,945,000	77.80
Estimated NAV	$ 1,250,350	$ 33.04
Number of Shares	37,849,011	

(1) Renovation reserve includes remaining capital expenditures for non-stabilized homes and average turn 2 cost for stabilized homes.

These metrics should be considered along with other available information in valuing and assessing us, including our GAAP financial measures and other cash flow and yield metrics.
These metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as measures of profitability or liquidity.

Further, not all real estate investment trusts ("REITs") compute same non-GAAP measure, therefore, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations ("FFO") and Core FFO. FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our single-family home business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

We believe that Core FFO is a meaningful supplemental measure of our operating performance for the same reasons as FFO and adjusting for non-routine items that when excluded allows for more comparable periods. Our Core FFO begins with FFO as defined by the NAREIT White Paper and is adjusted for: share-based compensation, non-recurring costs associated with the separation, acquisition fees and other expenses, write-off of loan costs, loss on derivative financial instruments, amortization of derivative financial instruments cost, severance expense, non-cash interest expense related to amortization on convertible senior notes, and other non-comparable items as applicable.

Management also believes that FFO/Core FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company's real estate between periods or as compared to other companies. FFO/Core FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. Our FFO/Core FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT or similar Core FFO definition. For a reconciliation of FFO and Core FFO to net loss attributable to common shareholders determined in accordance with GAAP for the three months ended March 31, 2014 and 2015, please refer to page 10. For a reconciliation of FFO and Core FFO to net loss attributable to common shareholders determined in accordance with GAAP for the three months ended December 31, 2014, September 30, 2014 and June 30, 2014, please refer to the following page.

17

Definitions and Reconciliations (cont'd)

STARWOOD WAYPOINT RESIDENTIAL TRUST

(in thousands, except share and per share data)	Three Months Ended December 31, 2014	Three Months Ended September 30, 2014 (unaudited)	Three Months Ended June 30, 2014
Reconciliation of net loss to FFO			
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (9,558)	$ (6,713)	$ (12,116)
Add (deduct) adjustments to net loss to get to FFO:			
Depreciation and amortization on real estate assets	19,918	9,238	7,243
Impairment on depreciated real estate investments	-	15	-
Gain on sales of previously depreciated investments in real estate	(253)	(27)	-
Non-controlling interests	79	13	83
Subtotal - FFO	10,186	2,526	(4,790)
Add (deduct) adjustments to FFO to get to Core FFO:			
Share-based compensation	3,898	2,101	2,130
Acquisition fees and other expenses	637	217	186
Write-off of loan costs	-	-	5,032
Loss on derivative financial instruments, net	132	104	470
Amortization of derivative financial instruments cost	(90)	(81)	(50)
Severance expense	-	355	-
Non-cash interest expense related to amortization on convertible senior notes	1,998	1,048	-
Core FFO	$ 16,761	$ 6,270	$ 2,978
Core FFO per share	$ 0.44	$ 0.16	$ 0.08
Dividends declared per common share	$ 0.14	$ 0.14	$ -
Weighted average shares - basic and diluted	37,860,335	38,613,270	39,079,365

Gross Assets. We define gross assets as total assets plus accumulated depreciation in both investments in real estate and real estate held for sale.

Net Debt. We define net debt as total debt outstanding less cash and cash equivalents and asset-backed securitization certificates.

NPL Roll-forward. We hold our NPLs within a condensed consolidated subsidiary that we established with our joint venture, Prime Asset Fund VI, LLC ("Prime"). We hold a controlling interest in the subsidiary and, as such, have power to direct its significant activities while Prime manages the subsidiary's day-to-day operations. Should this subsidiary realize future returns in excess of specific thresholds, Prime may receive incremental incentive distributions in excess of their ownership interest. The following table summarizes transactions for our NPLs for the three months ended March 31, 2015:

Loan Count as of December 31, 2014	**4,389**
Acquisitions	-
Loans sold	(173)
Loans converted to real estate	(256)
Loan liquidations and other basis reductions	(40)
Loan Count as of March 31, 2015	**3,920**

Same Store Properties. We define Same Store Properties as homes stabilized at January 1, 2014 and held in operations throughout the full periods in both 2014 and 2015. Same Store Properties exclude homes that have been disposed or transitioned to the development period for significant renovation. We believe same store growth is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio. Refer right for a reconciliation of net loss attributable to Starwood Waypoint Residential Trust shareholders to Same Store NOI.

(in thousands, unaudited)	Q1 2015	Q1 2014
Reconciliation of net loss to same store NOI		
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (7)	$ (15,308)
Add (deduct) adjustments to get to total NOI:		
Non-performing loan management fees and expenses	3,566	2,006
General and administrative	3,858	5,815
Share-based compensation	1,927	-
Investment management fees	4,781	2,757
Separation costs	-	3,543
Acquisition fees and other expenses	363	554
Interest expense, including amortization	17,617	1,500
Depreciation and amortization	18,008	5,473
Finance-related expenses and write-off of loan costs	544	-
Impairment of real estate	219	834
Realized loss (gain) on sales of investments in real estate, net	536	145
Loss on derivative financial instruments, net	211	-
Income tax expense	225	135
Net income attributable to non-controlling interests	121	(10)
Total NOI	51,969	7,444
Less non-same store NOI	(19,232)	(1,153)
Less non-performing loans NOI	(28,682)	(2,375)
Same store NOI	4,055	3,916

Stabilized Homes. We define the stabilized home portfolio to include homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle.

Total Debt. We define total debt as total debt maturities excluding asset-backed securitization certificates.

Total NOI, Total NPL NOI, Total Non-Stabilized Portfolio NOI and Total Stabilized Portfolio NOI. We define Total NOI as total revenues less property operating and maintenance expenses and real estate taxes and insurance expenses ("property operating expenses") and mortgage loan servicing costs. We define Total NPL Portfolio NOI as gains on NPLs, net and gains on loan conversions, net less mortgage loan servicing costs. We define Total Non-Stabilized Portfolio NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. We define Total Stabilized Portfolio NOI as total revenues on the stabilized portfolio less property operating expenses on the stabilized portfolio. We consider these NOI measures to be appropriate supplemental measures of operating performance to net income attributable to common shareholders because they reflect the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of our business. Refer to page 19 for a reconciliation of net loss attributable to common shareholders to these NOI measures.

18

Definitions and Reconciliations (cont'd)

STARWOOD WAYPOINT RESIDENTIAL TRUST™

(in thousands, unaudited)	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
Reconciliation of net loss to stabilized portfolio NOI					
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (7)	$ (9,558)	$ (6,713)	$(12,116)	$(15,308)
Add (deduct) adjustments to get to total NOI					
Non-performing loan management fees and expenses	3,566	3,150	3,508	1,871	2,006
General and administrative	3,858	4,866	4,627	4,444	5,815
Share-based compensation	1,927	3,898	2,101	2,130	-
Investment management fees	4,781	4,825	4,522	3,993	2,757
Separation costs	-	-	-	-	3,543
Acquisition fees and other expenses	363	637	217	186	554
Interest expense, including amortization	17,617	16,633	11,899	5,191	1,500
Depreciation and amortization	18,008	19,918	9,238	7,243	5,473
Finance-related expenses and write-off of loan costs	544	940	1,334	5,441	-
Impairment of real estate	219	171	341	1,233	834
Realized loss (gain) on sales of investments in real estate, net	536	148	(125)	56	145
Loss on derivative financial instruments, net	211	132	104	470	-
Income tax expense	225	(44)	19	350	135
Net income attributable to non-controlling interests	121	79	13	83	(10)
Total NOI	51,969	45,795	31,085	20,575	7,444
Add (deduct) adjustments to get to total stabilized home portfolio NOI					
NPL portfolio NOI components:					
Realized gain on non-performing loans, net	(10,171)	(2,629)	(1,941)	(3,357)	(1,843)
Realized gain on loan conversions, net	(8,549)	(6,994)	(5,791)	(6,483)	(5,414)
Mortgage loan servicing costs	9,995	11,020	7,918	5,139	4,882
Unrealized gain on non-performing loans, net	(19,957)	(27,247)	(13,705)	(3,641)	-
Deduct: Total NPL portfolio NOI	(28,682)	(25,850)	(13,519)	(8,342)	(2,375)
Non-stabilized portfolio NOI components:					
Property operating expenses on non-stabilized homes	3,289	2,236	2,537	2,726	2,563
Add Total Non-stabilized portfolio NOI	3,289	2,236	2,537	2,726	2,563
Total stabilized portfolio NOI	$ 26,576	$ 22,181	$ 20,103	$ 14,959	$ 7,632
Add (deduct) prior period adjustments recorded in 2014					
Property taxes and insurance	-	722	-	-	355
Adjusted total stabilized portfolio NOI	$ 26,576	$ 22,903	$ 20,103	$ 14,959	$ 7,987
Calculation of stabilized portfolio NOI margin:					
Rental revenues	$41,983	$37,097	$ 30,366	$ 23,602	$ 13,765
Less Allowance for doubtful accounts	(708)	(645)	(870)	(614)	(509)
Total rental revenues	$41,275	36,452	29,496	22,988	13,256
Stabilized portfolio NOI margin	64.4%	62.8%	68.2%	65.1%	60.3%

These NOI measures and Same Store NOI should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Total Rental Portfolio. We define total rental portfolio to exclude homes designated as non-rental. Non-rental homes are homes we do not intend to hold for the long term.

Units. Effective January 1, 2015, we measure homes by the number of rental units as compared to our previous measure by number of properties. Although historically we have primarily invested in SFRs, and expect to do so in the foreseeable future, this change takes into account our investments in multi-family properties and, we believe provides a more meaningful measure to investors.

Unrestricted Cash. We define unrestricted cash as cash held in bank accounts and short-term investments that is uncommitted and available for operational use.

19

Forward-Looking Statements

The statements herein that are not historical facts, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, as well as our ability to make distributions to our shareholders, include, but are not limited to: expectations regarding the timing of generating revenues; changes in our business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy our investment objective and business and growth strategies; the impact of changes to the supply of, value of and the returns on NPLs; our ability to convert the homes and NPLs we acquire into rental homes generating attractive returns; our ability to successfully modify or otherwise resolve NPLs; our ability to lease or re-lease our rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; our ability to manage our portfolio of rental homes; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; the adequacy of our cash reserves and working capital; our relationships with Starwood Capital Group, L.P., and our manager and their ability to retain qualified personnel; potential conflicts of interest; unanticipated increases in financing and other costs; our expected leverage; changes in governmental regulations, tax laws and rates and similar matters; limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and estimates relating to our ability to make distributions to our shareholders in the future. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by us with the Securities and Exchange Commission from time to time. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.